                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                                AMENDMENT NO. 1


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                               DECEMBER 12, 1997


                            TITAN EXPLORATION, INC.
             (Exact name of registrant as specified in is charter)



   Delaware                       000-21843                      75-2671582
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



            500 West Texas, Suite 500, Midland, Texas  79701
          (Address of principal executive offices)   (Zip Code)



              Registrant's telephone number, including area code:

                                 (915) 498-8600

                                AMENDMENT NO. 1

Amend Item 7.  Financial Statements and Exhibits by deleting such item in its
               ---------------------------------
entirety and substituting therefor the following:

     (a) Financial Statements of Businesses Acquired.
         -------------------------------------------

         Independent Auditors' Report
         Audited Statement of Revenues and Direct Operating Expenses for the
               Year Ended December 31, 1996
         Unaudited Statements of Revenues and Direct Operating Expenses for the
               Nine Months Ended September 30, 1996 and 1997
         Notes to Statements of Revenues and Direct Operating Expenses

     (b) Pro Forma Financial Information.
         -------------------------------

         Introductory Paragraphs
         Unaudited Pro Forma Combined Balance Sheet as of September 30, 1997 Unaudited Pro Forma Combined Statements of Operations for the Year
               Ended December 31, 1996 and the Nine Months Ended
               September 30, 1997
         Notes to Unaudited Pro Forma Combined Financial Statements

     (c) Exhibits.
         --------

        Exhibit 2.1 -     Amended and Restated Agreement and Plan of Merger
                          dated November 6, 1997 among Titan, Titan Offshore and
                          OEDC (filed as Appendix I to the Joint Proxy
                          Statement/Prospectus and incorporated herein by reference).

        Exhibit 2.2 -     Agreement and Plan of Merger dated November 4, 1997
                          among Titan, Titan Sub and Carrollton (filed as
                          Exhibit 2.3 to Titan's Registration Statement on Form
                          S-4, Registration No. 333-40215, and incorporated herein by reference).

        Exhibit 99.1 -    Sections captioned (i) "The Merger -- Effects of the
                          Merger," (ii) "The Merger -- Interests of Certain
                          Persons in the Merger," and (iii) "Certain Provisions of the Merger Agreement -- Conversion of Shares;
                          Procedure for Exchange of Certificates; Fractional
                          Shares," which appear on pages 25-26, 37-38, and 43-44, respectively, of the Joint Proxy Statement/
                          Prospectus (filed as Exhibit 99.1 to Titan's
                          Form 8-K dated December 29, 1997 and incorporated herein by reference).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 27, 1998                TITAN EXPLORATION, INC.


                                       By:/s/ Jack Hightower
                                          --------------------------------
                                          Jack Hightower, President and
                                          Chief Executive Officer

                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
Titan Exploration, Inc.:

     We have audited the accompanying statement of revenues and direct operating expenses of the oil and gas properties acquired (Pioneer Acquisition) by Titan Exploration, Inc. for the year ended December 31, 1996. This statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A Amendment No. 1 of Titan Exploration, Inc. as described in Note 1) and is not intended to be a complete presentation of the Pioneer Acquisition revenues and expenses.

     In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Pioneer Acquisition for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                        KPMG PEAT MARWICK LLP

Midland, Texas
February 19, 1998

                            TITAN EXPLORATION, INC.
                              PIONEER ACQUISITION

             Statements of Revenues and Direct Operating Expenses
                                (in thousands)


                                                                            Nine Months
                                                     Year Ended          Ended September 30,
                                                    December 31,       -----------------------
                                                        1996            1996            1997
                                                        ----            ----            ----
                                                                             (unaudited)
Revenues:
  Oil and condensate                                   $16,497         $11,960         $11,129
  Natural gas                                            2,636           1,788           1,960
                                                       -------         -------         -------
                                                        19,133          13,748          13,089

Direct operating expenses:
  Lease operating                                        5,558           4,078           4,320
  Production taxes                                       1,255             948             916
  Workover costs                                           505             383             121
                                                       -------         -------         -------

                                                         7,318           5,409           5,357
                                                       -------         -------         -------

Revenues in excess of direct operating
  expenses
                                                       $11,815         $ 8,339         $ 7,732
                                                       -------         -------         -------

                See the accompanying notes to these statements.

                            TITAN EXPLORATION, INC.
                              PIONEER ACQUISITION

       Notes to the Statements of Revenues and Direct Operating Expenses



(1)  Basis of Presentation

     On December 16, 1997, Titan Exploration, Inc. (the "Company") acquired from
       Pioneer Natural Resources USA, Inc. ("Pioneer") certain oil and gas properties (the "Pioneer Acquisition") for approximately $54.4 million. The accompanying statements of revenues and direct operating expenses for the Pioneer Acquisition do not include general and administrative expenses, interest income or expense, a provision for depreciation, depletion and amortization, or any provision for income taxes since historical expenses of this nature incurred by Pioneer are not necessarily indicative of the costs to be incurred by the Company.

     Historical financial information reflecting financial position, results of operations, and cash flows of the Pioneer Acquisition, are not presented because the purchase price was assigned to the oil and gas property interests acquired. Other assets acquired and liabilities assumed were not material. Accordingly, the historical statements of revenues and direct operating expenses of the Pioneer Acquisition are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

     Revenues in the accompanying statements of revenues and direct operating expenses are recognized on the sales method. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. Direct operating expenses are recognized on the accrual method.

     Interim Statements of Revenues and Direct Operating Expenses

     The interim financial information for the nine months ended September 30, 1996 and 1997, is unaudited. However, in the opinion of management, the interim statements of revenues and direct expenses include all the necessary adjustments to fairly present the results of the interim period and all such adjustments are of a normal recurring nature. The interim statements of revenues and direct operating expenses should be read in conjunction with the audited statement of revenues and direct operating expenses for the year ended December 31, 1996.

(2) Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited)

     Estimated Quantities of Proved Oil and Gas Reserves

     Reserve information presented below for the Pioneer Acquisition, as of January 1, 1996 and December 31, 1996, is based on reserve estimates prepared by the Company, using prices and costs in effect at each date. Changes in reserve estimates were derived by adjusting such quantities and values for actual production using historical prices and costs.

                                                                     (Continued)

                            TITAN EXPLORATION, INC.
                              PIONEER ACQUISITION

       Notes to the Statements of Revenues and Direct Operating Expenses



     Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Oil and gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and gas properties. Accordingly, these reserve estimates are expected to change as additional information becomes available in the future.

     Below are the net estimated quantities of proved reserves and proved developed reserves for the Pioneer Acquisition:

                                                    Oil (MBbls)     Gas (MMcf)
                                                    -----------     ----------
     Proved reserves at January 1, 1996                 9,963         14,596
     Production                                          (786)        (1,374)
     Revisions of previous estimates                    1,024          1,046
                                                       ------         ------

     Proved reserves at December 31, 1996              10,201         14,268
     Production                                          (596)          (990)
     Revisions of previous estimates                      (65)          (665)
                                                       ------         ------

     Proved reserves at September 30, 1997              9,540         12,613
                                                       ------         ------

     Proved developed reserves:
       January 1, 1996                                  9,764         14,529
                                                       ------         ------
       December 31, 1996                                9,935         14,185
                                                       ------         ------
       September 30, 1997                               9,285         12,532
                                                       ------         ------

                                                                     (Continued)

                            TITAN EXPLORATION, INC.
                              PIONEER ACQUISITION

       Notes to the Statements of Revenues and Direct Operating Expenses



     Standardized Measure of Discounted Future Net Cash Flows of Proved Oil and Gas Reserves

     The Company has estimated the standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves in accordance with the standards established by the Financial Accounting Standards Board through its Statement No. 69. The estimates of future cash flows and future production and development costs are based on year-end sales prices of $24.02 per Bbl for oil and $3.46 per Mcf for gas, estimated future production of proved reserves, and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%

     Discounted future net cash flow estimates like those shown below are not intended to represent estimates of the fair market value of oil and gas properties. Estimates of fair market value should also consider probable reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair market value is necessarily subjective and imprecise.

     The following are the Company's estimated standardized measure of discounted future net cash flows from proved reserves attributable to the Pioneer Acquisition (in thousands):

                                                                 December 31,
                                                                     1996
                                                                     ----
Future:
      Cash inflows                                                 $294,337
      Production and development costs                              139,690
                                                                   --------

        Future net cash flows                                       154,647

10% annual discount for estimated timing of cash flows              (74,851)
                                                                   --------

Standardized measure of discounted future net cash flows           $ 79,796
                                                                   --------

                                                                     (Continued)

                            TITAN EXPLORATION, INC.
                              PIONEER ACQUISITION

       Notes to the Statements of Revenues and Direct Operating Expenses




     The following are the sources of changes in the standardized measure of discounted net cash flows before income taxes (in thousands):

                                                               Year ended
                                                              December 31,
                                                                  1996
                                                                  ----
     Standardized measure, beginning of period                  $ 51,682
     Sales, net of production costs                              (11,815)
     Net change in sales prices, net of production costs          35,208
     Revisions of quantity estimates                               7,535
     Accretion of discount                                         5,168
     Changes of production rates, timing and other                (7,982)
                                                                --------

     Standardized measure, end of period                        $ 79,796
                                                                --------

             UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                            TITAN EXPLORATION, INC.


     The accompanying unaudited pro forma combined financial information of Titan Exploration, Inc. is presented to reflect (i) merger of Offshore Energy Development Corporation ("OEDC Merger") in December 1997, (ii) the acquisition of certain oil and gas properties from Pioneer Natural Resources USA, Inc. ("Pioneer Acquisition") in December 1997 and (iii) the acquisition of certain oil and gas properties from a major integrated company ("1996 Acquisition") in October 1996. The unaudited pro forma combined balance sheet is presented as if the OEDC Merger and Pioneer Acquisition occurred at the balance sheet date and the unaudited pro forma combined statements of operations are presented as if the OEDC Merger, Pioneer Acquisition and 1996 Acquisition occurred on January 1, 1996.

     The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the transactions taken place at the date specified and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in product prices, future acquisitions and divestitures, and other factors.

     The following unaudited pro forma combined financial statements should be read in conjunction with the consolidated financial statements and the related notes of the Company, Offshore Energy Development Corporation (OEDC), the 1996 Acquisition and the Pioneer Acquisition.

                            TITAN EXPLORATION, INC.
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                           as of September 30, 1997
                                (in thousands)

                                                                                     Pro forma
                                                                                      Combined    Pro forma
                           ASSETS                               Titan      OEDC     Adjustments    Combined
                           ------                               -----      ----     -----------   ---------
Current Assets:
 Cash and cash equivalents                                    $  1,146   $  2,024                  $  3,170
 Accounts receivable:
   Oil and gas                                                   7,766      3,042       1,474 (a)    12,282
   Affiliate                                                         -        329                       329
   Other                                                         2,225      1,506                     3,731
 Prepaid expenses and other current assets                         747        501                     1,248
                                                              --------   --------                  --------

       Total current assets                                     11,884      7,402                    20,760

Property,  plant and equipment, at cost:
 Oil and gas properties
   Proved and unproved                                         238,775     60,416     (19,116)(b)   333,109
                                                                                       53,034 (a)
 Accumulated depletion, depreciation and amortization          (21,263)   (15,653)     15,653 (b)   (21,263)
                                                              --------   --------                  --------
                                                               217,512     44,763                   311,846
 Other property and equipment, net                                 921        689                     1,610
                                                              --------   --------                  --------
                                                               218,433     45,452                   313,456
Investments in affiliates and others                                 -      1,656      67,492 (b)    69,148
Investments in certificates of deposits, restricted                  -      2,204                     2,204
Other assets, net of accumulated amortization                      721        574        (574)(b)       721
                                                              --------   --------                  --------
                                                              $231,038   $ 57,288                  $406,289
                                                              ========   ========                  ========

    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------

Current Liabilities:
 Accounts payable and accrued liabilities:
   Trade                                                      $  5,178   $  7,956                  $ 13,134
   Other                                                         4,436      1,473                     5,909
                                                              --------   --------                  --------
       Total current liabilities                                 9,614      9,429                    19,043

Long-term debt                                                  14,700      8,800      54,733 (a)    78,233
Other liabilities                                                1,805      1,060        (225)(a)     2,640
Deferred income tax payable                                      7,359          -      27,127 (b)    34,486
                                                              --------   --------                  --------
       Total liabilities                                        33,478     19,289                   134,402

Stockholders' equity:
 Preferred stock                                                     -          -                         -
 Common Stock                                                      339         87         (32)(b)       394
 Additional paid-in capital                                    203,433     42,646      31,626 (b)   277,705
 Deferred compensation                                         (11,371)         -                   (11,371)
 Retained earnings (deficit)                                     5,159     (4,734)      4,734 (b)     5,159
                                                              --------   --------                  --------
       Total stockholders' equity                              197,560     37,999                   271,887
                                                              --------   --------                  --------
                                                              $231,038   $ 57,288                  $406,289
                                                              ========   ========                  ========

 See accompanying notes to unaudited pro forma condensed financial statements.

                            TITAN EXPLORATION, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         Year ended December 31, 1996
                     (in thousands, except per share data)

                                                                                         Pro forma
                                                                 1996        Pioneer      Combined    Pro forma
                                            Titan    OEDC     Acquisition  Acquisition  Adjustments   Combined
                                            -----    ----     -----------  -----------  -----------   ---------
Revenues:
 Oil and gas sales                          $23,824  $ 9,835      $36,004      $19,133                 $ 88,796
 Other                                          144   10,715            -            -                   10,859
 Pipeline operating and marketing                 -    1,014            -            -                    1,014
                                            -------  -------      -------      -------                 --------
      Total revenues                         23,968   21,564       36,004       19,133                  100,669

Expenses:
 Oil and gas production                       9,199    1,973       10,515        7,318                   29,005
 General and administrative                   2,270    2,325            -            -       2,110 (c)    6,705
 Amortization of stock option awards          1,839        -            -            -                    1,839
 Exploration and abandonment                    184    3,598            -            -                    3,782
 Depletion, depreciation and amortization     5,789    4,898            -            -       1,518 (d)   27,040
                                                                                            10,813 (e)
                                                                                             4,022 (f)
                                            -------  -------      -------      -------                 --------
      Total expenses                         19,281   12,794       10,515        7,318                   68,371
                                            -------  -------      -------      -------                 --------

      Operating income                        4,687    8,770       25,489       11,815                   32,298
                                            -------  -------      -------      -------                 --------
Other income (expense):
 Interest expense                            (2,965)    (783)           -            -      (3,712)(g)   (7,460)
 Interest and other income (expense)            359      (94)           -            -                      265
                                            -------  -------      -------      -------                 --------
      Income before income taxes              2,081    7,893       25,489       11,815                   25,103

Income tax expense                            3,484    1,443            -            -       3,859 (h)    8,786
                                            -------  -------      -------      -------                 --------

      Net income (loss)                     $(1,403) $ 6,450      $25,489      $11,815                 $ 16,317
                                            =======  =======      =======      =======                 ========

Preference unit payments and accretion
 of discount                                      -   (2,617)           -            -       2,617 (i)        -
                                            -------  -------      -------      -------                 --------


      Income (loss) available to common
       unitholders and stockholders         $(1,403) $ 3,833      $25,489      $11,815                 $ 16,317
                                            -------  -------      -------      -------                 --------

      Net income (loss) per share           $ (0.07) $   .68                                           $   0.69
                                            =======  =======                                           ========
Weighted average common shares
 outstanding                                 20,140    5,602                                             23,669
                                            =======  =======                                           ========


 See accompanying notes to unaudited pro forma condensed financial statements.

                            TITAN EXPLORATION, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     Nine months ended September 30, 1997
                     (in thousands, except per share data)

                                                                                      Pro forma
                                                                          Pioneer      Combined    Pro forma
                                                     Titan      OEDC    Acquisition  Adjustments    Combined
                                                     -----      ----    -----------  -----------   ---------
Revenues:
 Oil and gas sales                                  $52,011   $ 7,033       $13,089                  $72,133
 Other                                                   99       145             -                      244
 Pipeline operating and marketing                         -       823             -                      823
                                                    -------   -------       -------                  -------
       Total revenues                                52,110     8,001        13,089                   73,200

Expenses:
 Oil and gas production                              16,627     1,650         5,357                   23,634
 General and administrative                           3,637     2,483             -                    6,120
 Amortization of stock option awards                  3,790         -             -                    3,790
 Exploration and abandonment                          1,342     5,734             -                    7,076
 Depletion, depreciation and amortization            15,927     4,042             -      1,234 (d)    24,016
                                                                                         2,813 (f)
                                                    -------   -------       -------                  -------
       Total expenses                                41,323    13,909         5,357                   64,636
                                                    -------   -------       -------                  -------

       Operating income                              10,787    (5,908)        7,732                    8,564
                                                    -------   -------       -------                  -------

Other income (expense):
 Interest income                                        134     1,046             -                    1,180
 Interest expense                                      (825)     (153)            -     (2,784)(g)    (3,762)
                                                    -------   -------       -------                  -------
       Income (loss) before income taxes             10,096    (5,015)        7,732                    5,982

Income tax (benefit) expense                        $ 3,534   $(1,443)      $     -          3 (h)   $ 2,094
                                                    -------   -------       -------                  -------

       Net income (loss)                            $ 6,562   $(3,572)      $ 7,732                  $ 3,888
                                                    =======   =======       =======                  =======

       Net income (loss) per share                  $  0.18   $ (0.41)                               $  0.09
                                                    =======   =======                                =======

Weighted average common shares outstanding           35,714     8,702                                 41,196
                                                    =======   =======                                =======

 See accompanying notes to unaudited pro forma condensed financial statements.

                            TITAN EXPLORATION, INC.
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                   DECEMBER 31, 1996 AND SEPTEMBER 30, 1997

NOTE 1.  BASIS OF PRESENTATION

         The unaudited pro forma combined financial statements have been prepared to give effect to the 1996 Acquisition, the Pioneer Acquisition and the OEDC Merger as if each transaction had taken place on September 30, 1997, with respect to the unaudited pro forma combined balance sheet, and as of January 1, 1996, with respect to the unaudited pro forma combined statements of operations. Each acquisition is recorded using the purchase method of accounting.

         Following is a description of the individual columns included in these unaudited pro forma combined financial statements:

         TITAN Represents the consolidated balance sheet of Titan Exploration, Inc. as of September 30, 1997 and the related consolidated statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997.

         OEDC Represents the consolidated balance sheet of Offshore Energy Development Corporation as of September 30, 1997 and the related consolidated statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997.

         1996 ACQUISITION Represents the revenues and direct operating expenses of the properties acquired in the 1996 Acquisition for the ten months ended October 31, 1996. The 1996 Acquisition was consummated on October 31, 1996.

         PIONEER ACQUISITION Represents the purchase of the properties acquired in the Pioneer Acquisition and the revenues and direct operating expenses of the properties acquired in the Pioneer Acquisition for the nine months ended September 30, 1997 and the year ended December 31, 1996. The acquisition was completed on December 31, 1997.

NOTE 2.  PRO FORMA ENTRIES

         (a) To record the Pioneer Acquisition using the purchase method of accounting. Any future adjustments to the allocation of the purchase price are not anticipated to be material to the unaudited pro forma combined financial statements.

         (b) To record the acquisition of OEDC using the purchase method of accounting. The allocation of the purchase price to the acquired assets and liabilities is preliminary and, therefore, subject to change. Any future adjustments to the allocation of the purchase price are not anticipated to be material to the unaudited pro forma combined financial statements.

         (c) To record estimated incremental general and administrative expenses necessary to administer the properties acquired in the 1996 Acquisition of $1,764,000 per year, and to increase public reporting and administration costs by approximately $337,000 per year.

         (d) To adjust depreciation, depletion and amortization expense for the additional basis allocated to the properties acquired in the OEDC Merger, of which the oil and gas properties are accounted for using the successful efforts method of accounting.

         (e) To record estimated incremental depletion expense for the properties acquired in the 1996 Acquisition from January 1, 1996 through October 31, 1996.

         (f) To record estimated depletion expense for the properties acquired in the Pioneer Acquisition.

         (g) To record the interest related to the financing of the Pioneer Acquisition.

                            TITAN EXPLORATION, INC.
     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS-(CONTINUED)
                   DECEMBER 31, 1996 AND SEPTEMBER 30, 1997



         (h) To adjust income tax expense.

         (i) To eliminate OEDC's preference units (redeemed in November 1996) and the related accretion of discount.

NOTE 3.  INCOME TAXES

         The Company accounts for income taxes pursuant to the provisions of SFAS 109. At September 30, 1997, the pro forma book basis of the Company's assets and liabilities exceeded the pro forma tax basis by approximately $50,378,000 giving rise to an estimated deferred tax liability of approximately $27,127,000. The temporary differences are primarily related to the differences in book and tax basis of oil and gas properties due to the expensing of intangible development costs for tax purposes and other income tax differences arising from the tax treatment of oil and gas producing activities.

NOTE 4.  SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

         The following unaudited pro forma supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities". The pro forma combined reserve information is presented as if the OEDC Merger, Pioneer Acquisition, and the 1996 Acquisition had occurred on January 1, 1996.

         Management emphasizes that reserve estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

Quantities of oil and gas reserves

         Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1996.

                                                             OIL AND
                                       NATURAL              CONDENSATE
                                       GAS (MMcf)             (Mbbls)
                                       ----------           ----------

Balance, January 1, 1996                276,946               26,423
Purchases of minerals-in-place            6,503                  771
Revisions of previous estimates          78,879                4,969
Extensions and discoveries                9,352                    -
Production                              (22,835)              (2,506)
                                        -------               ------

Balance, December 31, 1996              348,845               29,657
                                        =======               ======

                            TITAN EXPLORATION, INC.
     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS(CONTINUED)
                   DECEMBER 31, 1996 AND SEPTEMBER 30, 1997


Standardized measure of discounted future net cash flows

         The pro forma combined standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties, plus available carryforwards and credits, and applying the current tax rate to the difference.

                                                                   DECEMBER 31,
                                                                       1996
                                                                  -------------
                                                                  (IN THOUSANDS)

Future cash inflows                                                $1,716,354
Future production and development costs                              (526,198)
Future income tax expense                                            (286,226)
                                                                   ----------

10% annual discount factor                                           (385,105)
                                                                   ----------
Standardized measure of discounted future net cash flows           $  518,825
                                                                   ==========

Changes relating to the standardized measure of discounted future net cash flows

         The principal sources of the change in the pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 1996 are as follows (in thousands):

Standardized Measure, Beginning of year                            $  254,547
   Purchases of Reserves in place                                      13,373
   Revisions of previous quantity estimates                           141,057
   Extensions and discoveries less related costs                       19,985
   Net changes in income tax                                         (123,667)
   Net changes in prices and production costs                         260,000
   Revisions of estimated future development                           (7,942)
   Sales, net of production costs                                     (59,791)
   Accretion of discount                                               25,454
   Other                                                               (4,191)
                                                                   ----------

Standardized Measure, End of year                                  $  518,825
                                                                   ==========

                               INDEX TO EXHIBITS


 Exhibit
 Number                                  Exhibit
---------   --------------------------------------------------------------------
 2.1 - Amended and Restated Agreement and Plan of Merger dated November 6, 1997 among Titan, Titan Offshore and OEDC (filed as Appendix I to the Joint Proxy Statement/Prospectus and incorporated herein by reference).

 2.2  -      Agreement and Plan of Merger dated November 4, 1997 among Titan,
             Titan Sub and Carrollton (filed as Exhibit 2.3 to Titan's
             Registration Statement on Form S-4, Registration No. 333-40215, and incorporated herein by reference).

 99.1 - Sections captioned (i) "The Merger -- Effects of the Merger," (ii) "The Merger -- Interests of Certain Persons in the Merger," and
             (iii) "Certain Provisions of the Merger Agreement -- Conversion of Shares; Procedure for Exchange of Certificates; Fractional Shares," which appear on pages 25-26, 37-38, and 43-44, respectively, of the Joint Proxy Statement/Prospectus (filed as Exhibit 99.1 to Titan's Form 8-K dated December 29, 1997 and incorporated herein by reference).